UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EMC Corporation

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The following was posted on the EMC Corporation employee intranet.

Dell-EMC Announcement Highlights

•	Michael S. Dell, MSD Partners and Silver Lake are leading a transaction to combine Dell and EMC, creating the world’s largest privately-controlled, integrated technology company. As part of the transaction, VMware will remain a publicly-traded company.

•	Following completion of the transaction, Michael Dell will lead the combined company as chairman and chief executive officer. Joe Tucci will continue as chairman and chief executive officer of EMC until the transaction closes.

•	This transaction will create a leader in the extremely attractive high-growth areas of the $2 trillion information technology market and will be exceptionally well-positioned for growth in the most strategic areas of next generation IT including digital transformation, software-defined data center, converged infrastructure, hybrid cloud, mobile and security

•	The new company of strategically-aligned businesses will bring together Dell and EMC’s respective strong capabilities and complementary portfolios, sales teams and R&D. Plus Dell’s strength with small business and mid-market customers and EMC’s strength with large enterprises is expected to fuel profitable growth and generate significant cash flows across a wider market.

•	Dell’s privately-controlled ownership structure will give EMC the same flexibility enjoyed by Dell, to focus 100% on customers and invest for long-term results by incubating our most promising high-growth businesses, enabling further innovation and customer choice, and increasing our ability to attract and retain world-class talent.

•	As one of the strategically aligned businesses, this deal is expected to accelerate VMware’s growth and VMware will continue providing customers value through leading software-defined datacentre technology, together with its hybrid cloud, mobile and desktop offerings.

•	We expect that the combination of Dell and EMC will enable us to innovate at the fast pace our customers expect so we can support them in lowering their IT costs and improving their agility through hybrid cloud environments as well as ultimately helping them to digitally transform their businesses. For partners, we remain committed to our relationships and we continue to be committed to investing and strengthening our respective partner ecosystems.

•	Dell’s headquarters will remain in Austin, Texas with the headquarters of the enterprise systems business of the combined company in Hopkinton, Massachusetts. The enterprise systems business is expected to be over $30 billion in size.

•	Until the transaction closes, we must continue to run our business with the same dedication and commitment that we show today. Do not reach out to your Dell counterparts unless through the ordinary course of business.

Details of the Transaction

•

Under the terms of the agreement, EMC shareholders will receive $24.05 per share in cash in addition to tracking stock linked to a portion of EMC’s economic interest in the VMware business. Based on the estimated number of EMC shares outstanding at the close of the transaction, EMC shareholders are expected to receive approximately 0.111 shares of new tracking stock for each EMC share. Assuming, for illustrative purposes, a valuation for each share of tracking stock of $81.78, the intraday volume-weighted average price for VMware on Wednesday, October 7, 2015, EMC shareholders would receive a total combined consideration of $33.15 per EMC share. The expected value of the tracking stock consideration will fluctuate based on a number of factors, including changes in the value of VMware common stock.

•	The total transaction is valued at approximately $67 billion.

•	There are more details on how the tracking stock works and what happens to EMC employee equity in the FAQs which can also be found on [internal link]. But in summary, all existing stock options, restricted stock and RSUs will vest upon close of the transaction.

•	The transaction is expected to close in mid-2016 and is subject to customary conditions, including receipt of required regulatory and EMC stockholder approvals.

Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of EMC shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xiii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. will file with the SEC a Registration Statement on Form S-4 that will include a preliminary proxy statement/prospectus regarding the proposed transaction and each of Denali Holding Inc. and EMC Corporation plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the proxy statement/prospectus (when available) and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC’s website (www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings” or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, will be set forth in the proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC’s executive officers and directors in its definitive proxy statement filed with the SEC on March 2, 2015 and in its Annual Report on Form 10-K filed with the SEC on February 27, 2015. You can also obtain free copies of these documents from EMC using the contact information above.